UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 9, 2021

DARLING INGREDIENTS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 N. MACARTHUR BLVD., IRVING, TEXAS 75038

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $0.01 par value per share	DAR	New York Stock Exchange (“NYSE”)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Definitive Material Agreement.

Effective December 9, 2021, Darling Ingredients Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries entered into an amendment (the “Seventh Amendment”) with its lenders to the Second Amended and Restated Credit Agreement, dated as of January 6, 2014 (as amended, the “Credit Agreement”), among the Company, as parent borrower, the other subsidiary borrowers party thereto, the subsidiary guarantors, JPMorgan Chase Bank, N.A., as administrative agent, the lending institutions party thereto and the other agents party thereto. Capitalized terms used but not otherwise defined herein have the meanings ascribed in the Credit Agreement.

Among other things, the Seventh Amendment (a) increases the maximum aggregate principal amount of the Revolving Facility from US $1.0 billion to US $1.5 billion, under which Loans will or will continue to be made, as applicable, in United States dollars or Alternative Currencies, to the Company and certain of the Company’s subsidiaries as borrowers under the Credit Agreement, (b) extends the stated maturity date of the Revolving Facility for a term of 5 years, (c) obtains a delayed draw term loan commitment, and incurs new term loans pursuant thereto, in an aggregate principal amount of up to $400 million, which will be made available to the Company and have a term of 5 years, (d) joins Darling Ingredients Germany Holding GmbH and Darling Ingredients Belgium Holding B.V., each of which are indirect subsidiaries of the Company, and Guarantors under the Credit Agreement, as “Borrowers” under the Credit Agreement and (d) updates and modifies certain other terms and provisions of the Credit Agreement, including to reflect alternative reference rates based on the secured overnight financing rate for US dollar loans, the sterling overnight index average for pound sterling loans and the euro interbank offered rate for euro dollar loans.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Seventh Amendment attached hereto as Exhibit 10.1. A copy of the press release announcing the amendment is filed as 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Seventh Amendment to Second Amended and Restated Credit Agreement, dated as of December 9, 2021, by and among Darling Ingredients Inc., as the parent borrower, the other subsidiary borrowers party thereto, the subsidiary guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and certain lenders party thereto.

99.1	Press Release dated December 13, 2021 regarding amendment to credit agreement.

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INGREDIENTS INC.

Date: December 13, 2021	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President,
General Counsel

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